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                                                                      Exhibit 21

               List of Subsidiaries of Bank of Boston Corporation

     There is no parent company of Bank of Boston Corporation (the "Corporation"). The First National Bank of Boston (the "FNBB"), all of whose voting securities (except for directors' qualifying shares) are owned directly or indirectly by the Corporation, is the principal subsidiary of the Corporation. Other major banking subsidiaries of the Corporation are Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

     A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary of the Corporation.

                                                  JURISDICTION
NAME OF SUBSIDIARY                                OF ORGANIZATION
The First National Bank of Boston                     US
 BancBoston Financial Company                         MA
 Bank of Boston International                         US Edge Act Corp.
 Boston Overseas Financial Corp.                      US Edge Act Corp.
 Boston World Holding Corporation                     MA
 BancBoston Leasing, Inc.                             MA
 BancBoston Aircraft Leasing, Inc.                    MA
 BancBoston Leasing Services, Inc.                    MA
 HomeSide, Inc.(4)                                    DE
 BancBoston Services, Inc.                            MA
   Boston EquiServe, L.P.(3)                          MA
BancBoston Ventures Inc.                              MA
 Ganis Credit Corporation                             DE
 1784 Investor Services, Inc.                         MA
BancBoston Capital Inc.                               MA
BancBoston Holdings, Inc.                             MA
 Rhode Island Hospital Trust National Bank            US
 Bank of Boston Connecticut                           CT
 Bank of Boston Florida, N.A.                         US
 Bank of Boston (Maine), N.A.                         US
 Bullfinch Indemnity Company, LTD                     VT
 Thor Credit Corp.                                    DE
 RIHT Life Insurance Co.                              AZ
 Colonial Bancorp, Inc.                               MA
   Bank of Boston Connecticut                         CT
      BancBoston Capital Inc.                         MA
      Fidelity Acceptance Corporation                 MN
BancBoston Leasing Investments Inc.                   MA
BancBoston Trust Company of New York                  NY
BancBoston Investments Inc.                           MA
BancBoston Real Estate Capital Corporation            MA
Boston International Holdings Corporation             MA
Boston Overseas Holding Corporation                   MA
FSC Corp                                              MA
Multibank Financial Corp.                             MA
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
(1) Except as noted, each such business organization is directly or indirectly owned by the Corporation.

(2) FNBB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(3) Boston EquiServe, L.P. is 50% owned by Boston Financial Data Services, which is a joint venture owned by State Street Bank and DST, Inc.

(4) HomeSide, Inc. is 55% owned by Thomas H. Lee Company and Madison Dearborn Partners.